Exhibit 99.1

PRESS RELEASE

deltathree Reports Third Quarter 2008 Financial Results

Senior management and Board of Directors exploring strategic financing and transaction options with financial advisor

New York, NY – November 19, 2008 – deltathree, Inc. (OTCBB: DDDC.OB), a leading provider of Voice over Internet Protocol (VoIP) hosted communications solutions for resellers, end-users and service providers worldwide, today announced financial results for the third quarter 2008 ended September 30, 2008.

For the third quarter 2008, deltathree reported total revenues of $4.8 million compared to $5.4 million in the second quarter 2008 and $7.3 million in the third quarter 2007.

Third quarter 2008 GAAP (as defined below) net loss of $4.0 million, or $(0.12) per diluted share, includes the impact of a $3.1 million, or $(0.09) per diluted share, non-cash charge for the write down of intangible assets related to the prior acquisition of certain assets from Go2Call. GAAP net loss for the third quarter 2007 was $2.1 million, or $(0.06) per diluted share.

Third quarter 2008 non-GAAP adjusted EBITDA (as defined below) loss was $0.4 million, or $(0.01) per share, compared to non-GAAP adjusted EBITDA loss of $1.2 million, or $(0.04) per share, for the third quarter 2007.

deltathree defines adjusted EBITDA as earnings before restructuring costs, restatement of the deferred revenue liability, the write down of non-cash intangible assets related to the acquisition of certain assets from Go2Call, non-cash stock-based compensation, interest, taxes, depreciation and amortization. The company uses adjusted EBITDA as a measure of the company’s operating trends.  Investors are cautioned that adjusted EBITDA is not a measure of liquidity or of financial performance under generally accepted accounting principles (“GAAP”).  The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" following the Condensed Consolidated Statements of Cash Flows included in this press release.

As of September 30, 2008, deltathree held approximately $3.3 million in cash, cash equivalents, short and long-term investments as well as restricted cash.

deltathree Operational Review

Mr. Dror Gonen, Chief Executive Officer and President of deltathree, stated, “Our focus during the third quarter of 2008 remained squarely on the execution of our previously-announced restructuring plan aimed at stabilizing our business and bringing deltathree’s operating costs in line with current revenues and market conditions. From a bottom line perspective, our cost reduction and efficiency initiatives delivered measurable improvements to our adjusted EBITDA performance as we reduced our quarterly adjusted EBITDA loss by more than 65% in the sequential and year-over-year comparisons.  While third quarter revenues declined in the sequential comparison, the realignment of our sales force and focus on targeted international VoIP markets during the third quarter yielded traction with new reseller distributors.

“We are currently engaged in a process aimed at securing additional funding that, we hope, will provide the company the operating capital and balance sheet flexibility necessary to complete our strategic plan. The Board of Directors and I are working with a financial advisor to assist the company in this process and are currently in discussions with several parties covering a wide range of potential financing and transaction options. In addition, in an attempt to increase our liquidity we have commenced negotiations with certain of our suppliers to release letters of credit (and, as a result, the cash securing such letters of credit) guaranteeing our obligations to them.  In this connection, we have received some indications that such suppliers intend to release all or a portion of such letters of credit.  There is no assurance that these indications will result in definitive agreements between us and such creditors or that we will receive any cash as a result of these negotiations.  However, if we were successful, the maximum amount of cash currently securing such letters of credit that would be released to us and available for use, net of cash that we may pay to obtain such releases, would be approximately $750,000. The Board of Directors and I are considering all possible options in the event that we are unable to obtain such additional financing and/or effect the release of the cash securing the letters of credit in the near-term, including re-assessing the continued long-term viability of the company.

“Operationally, over the last quarter we continued to execute on the development and deployment of enhanced VoIP applications, including the roll out of our new call-back solution for our reseller customers worldwide. The new service is directly in line with our strategy of focusing on the core reseller segment of our business and we have already begun to see call traffic ramping up for this new growth driver,” concluded Mr. Gonen.

The company is continuing to effect its restructuring plan, which has helped the company cut its operating costs significantly and better align its operations with its current business model, but there can be no assurance that these actions will be sufficient to return the company to positive cash flow.  At this time the company’s management and Board of Directors believes that, if our negotiations with our suppliers are not successful and we are not able to effect the release of some of the cash securing the letters of credit, the company would not have sufficient funds to continue its current operations over the foreseeable future and effect its restructuring plan if it does not receive additional financing.  The company is in the process of seeking additional financing, but has not yet entered into any definitive agreement or understanding regarding such financing and can provide no assurance that any third party will be willing or able to provide such financing on favorable terms or at all.

Adjusted EBITDA Financial Disclosure

Investors are cautioned that adjusted EBITDA is not a measure of liquidity or financial performance under GAAP. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of the company’s operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. Adjusted EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the company’s operations. deltathree cautions investors that non-GAAP financial information such as adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree’s results with the results from other reporting periods and with the results of other companies.

About deltathree

Founded in 1996, deltathree, Inc. is a provider of integrated Voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructure. deltathree offers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting tens of thousands of active users around the world, deltathree serves customers through its two primary distribution channels: the Service Provider/Reseller channel and the direct-to-consumer channel. deltathree's advanced solutions offer service providers and resellers a full spectrum of private label VoIP products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree's Consumer Group consists of the iConnectHere direct-to-consumer offering and joip, the newly formed consumer brand that powers the VoIP service of Panasonic's GLOBARANGE hybrid phone.

For more information about deltathree please visit: www.deltathree.com.

For more information about iConnectHere, please visit our website at www.iConnectHere.com.

For more information about joip, please visit our website at www.joip.com.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are: our ability to obtain additional capital in the near term to finance operations and allow us to effect our restructuring plan; our ability to retain key personnel and employees needed to support our services and ongoing operations; our failure to retain key customers; our ability to reduce our costs and expenses and expand our revenues from multiple sources and customer bases; decreasing rates of all related telecommunications services; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to handle a large number of simultaneous calls; our ability to maintain and operate our computer and communications systems without interruptions or security breaches; our ability to operate in international markets; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; the need for ongoing product and service development in an environment of rapid technological change; and other risk factors contained in deltathree's periodic reports on file with the SEC and available on the Internet at http://www.sec.gov.  Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Investor Relations Contact:
Erik Knettel
Grayling Global
1-646-284-9415
ir@deltathree.com

(Tables follow)

 DELTATHREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
($ in thousands)

	As of September 30,	As of December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$1,839	$1,649
Restricted cash and short-term investments (of which restricted cash as of September 30, 2008, was $382 and as of December 31, 2007, was $1,032)	382	5,883
Accounts receivable, net	790	1,061
Prepaid expenses and other current assets	493	526
Inventory	81	193

Total current assets	3,585	9,312

Restricted cash and long-term investments	1,035	1,085

Property and equipment, net	2,230	2,882

Goodwill	-	2,002
Intangible assets, net	-	1,902

Deposits	121	116

Total assets	$6,971	$17,299

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of capital leases	$144	$69
Accounts payable	1,657	2,505
Deferred revenues	1,077	551
Other current liabilities	1,336	1,665

Total current liabilities	4,214	4,790

Long-term liabilities:
Capital leases, net of current portion	186	144
Other long-term liabilities	181	-
Severance pay obligations	179	341

Total long-term liabilities	546	485

Total liabilities	4,760	5,275

Stockholders’ equity:
Class A common stock, par value $0.001	33	33
Additional paid in capital	173,031	172,747
Accumulated deficit	(170,853)	(160,756)

Total stockholders’ equity	2,211	12,024

Total liabilities and stockholders’ equity	$6,971	$17,299

DELTATHREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months ended September 30,
	2008	2007	2008	2007

Revenues	$4,792	$7,260	$15,580	$23,174

Costs and operating expenses:
Cost of revenues	3,414	5,284	11,269	16,111
Research and development expenses	607	1,154	2,857	3,397
Selling and marketing expenses	638	1,267	3,055	3,812
General and administrative expenses	692	902	1,897	2,163
Restructuring costs	-	-	957	-
Write down for Go2call intangible asset	3,091	-	3,566	-
Deferred revenue restatement	-	-	596	-
Depreciation and amortization	478	783	1,494	2,125

Total costs and operating expenses	8,920	9,390	25,691	27,608

Loss from operations	(4,128)	(2,130)	(10,111)	(4,434)
Other non operating income	7	-	18	-
Interest (expense) income, net	93	97	23	392
Net loss before taxes	(4,028)	(2,033)	(10,070)	(4,042)
Income taxes	12	91	27	118
Net loss	$(4,040)	$(2,124)	$(10,097)	$(4,160)

Basic net loss per share	$(0.12)	$(0.06)	$(0.31)	$(0.13)

Basic weighted average number of shares outstanding	32,870,105	32,795,045	32,870,105	32,288,240

DELTATHREE, INC.
CONDENSED STATEMENT OF CASH FLOWS
(Unaudited)
($ in thousands)

	Nine months ended September 30,
	2008	2007
Cash flows used in operating activities:
Loss for the period	$(10,097)	$(4,160)

Adjustments to reconcile loss for the
period to net cash used in operating activities:
Depreciation	1,156	1,159
Write down for Go2call intangible asset	3,566	-
Amortization of intangible assets	338	966
Stock based compensation	285	354
Provision for losses on accounts receivable	121	56
Exchange rates differences on deposits, net	(5)	-
Deferred revenues restatement	596	-
Capital gain, net	(2)	-
(Decrease) increase in liability for severance pay	(162)	116

Changes in assets and liabilities:
Decrease in accounts receivable	150	132
Decrease (increase) in prepaid expenses and other current assets	33	(81)
Decrease (increase) in inventory	112	(139)
Decrease in accounts payable	(848)	(860)
(Decrease) in deferred revenues	(70)	(1,058)
Increase in other long-term liabilities	181	-
(Decrease) increase in other current liabilities	(329)	170
	5,122	815
Net cash used in operating activities	(4,975)	(3,345)

Cash flows from investing activities:
Purchase of property and equipment	(327)	(681)
Proceeds from disposal of property and equipment	21	-
Increase in deposit	-	(3)
Long-term investment, net	50	-
Purchase of Go2Call operations, net	-	(2,509)
Decrease in short-term investments	5,501	4,277
Net cash provided by investing activities	5,245	1,084

Cash flows from financing activities:
Proceeds from exercise of employee option	-	27
Payment of capital leases	(80)	-
Net cash used in (provided by) financing activities	(80)	27

Increase (decrease) in cash and cash equivalents	190	(2,234)
Cash and cash equivalents at beginning of period	1,649	3,790
Cash and cash equivalents at end of the period	$1,839	$1,566

DELTATHREE, INC.
CONDENSED STATEMENT OF CASH FLOWS (Continued)
(Unaudited)
($ in thousands)

	Nine months ended September 30,
	2008	2007
Supplemental schedule of cash flow information:
Cash paid for:
Taxes	$14	$44
Supplemental schedule of non cash investing
and financing activities:
Acquisition of capital leases	$198	$-
Acquisition of fixed assets on credit	$-	$125

Supplemental schedule of acquisition of Go2Call
Fixed assets	-	$51
Goodwill	-	$2,002
Intangible asset	-	$5,650
Accounts payable	-	$(367)
Deferred revenues	-	$(624)
Stock issuance	-	$(4,203)
Total		$2,509

DELTATHREE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
($ in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007

Net loss	$(4,040)	$(2,124)	$(10,097)	$(4,160)

Write down for Go2call intangible asset	3,091	-	3,566	-
Restatement of deferred revenue	-	-	596	-
Restructuring costs	-	-	957	-
Depreciation and amortization	478	783	1,494	2,125
Stock based compensation	157	164	285	354
Interest expense (income), net	(93)	(97)	(23)	(392)
Taxes	12	91	27	118
Adjusted EBITDA	(396)	(1,183)	(3,196)	(1,955)

Basic adjusted EBITDA per share (in US$)	$(0.01)	$(0.04)	$(0.10)	$(0.06)

Basic weighted average number of shares outstanding	32,870,105	32,795,045	32,870,105	32,288,130

Adjusted EBITDA (earnings before write down of intangible asset, restatement of deferred revenue, restructuring costs, depreciation and amortization, non-cash stock-based compensation, interest and taxes).